EXHIBIT 99.1

Qumu Reports Second Quarter 2022 Financial Results
Qumu Reports 10% Increase in Quarterly SaaS Revenue and SaaS Annual Recurring Revenue for Second Quarter 2022
Company Reiterated its SaaS Growth Expectations for 2022 and 2023

MINNEAPOLIS – August 10, 2022 – Qumu Corporation (Nasdaq: QUMU), a leading provider of cloud-based enterprise video technology, today reported financial results for the second quarter ended June 30, 2022.
Q2 2022 and Recent Operational Highlights
•Selected by Proprep for video management and distribution of e-learning Content to STEM students worldwide
•Named a Top Purpose-Built Streaming Platform by Wainhouse Research
•Won fourth consecutive Stevie® Award in 2022 for Customer Service
Q2 2022 Financial Highlights
•Software as a Service (SaaS) revenue increased 10% to $2.8 million, compared to $2.5 million in Q2 2021
•SaaS Annual Recurring Revenue (SaaS ARR) grew to $13.3 million, up 10% year-over-year
•SaaS revenue accounted for 54% of total revenue, compared to 54% in Q1 2022 and 43% in Q2 2021
•Gross margin improved to 75.4%, compared to 71.5% for Q1 2022 and 73.6% for Q2 2021
•Operating expenses decreased 15% sequentially and 27% year-over-year
•Net cash used in operating activities decreased to $3.7 million, an improvement compared to $4.9 million in Q1 2022 and $6.1 million in Q2 2021
•Solid balance sheet with $6.4 million of cash and cash equivalents and no debt at quarter end
•Company reiterated its expectation that SaaS recurring revenue will comprise approximately 65% of its overall recurring revenue mix by the end of 2022, with targeted growth to approximately 75% of recurring revenue mix by the end of 2023
Q2 2022 Key Performance Indicators
•SaaS revenue accounted for 61% of recurring revenue, up from 60% in Q1 2022 and 49% in Q2 2021
•SaaS revenue accounted for 54% of total revenue, compared to 54% in Q1 2022 and 43% in Q2 2021
•SaaS ARR increased to $13.3 million from $13.0 million in Q1 2022 and $12.2 million in Q2 2021
•SaaS customer retention metrics:
◦Gross Retention Rate (GRR): 90% at end of Q2 2022 compared to 81% at end of Q2 2021
◦Net Retention Rate (NRR): 103% at end of Q2 2022 compared to 144% at end of Q2 2021
Management Commentary
“Our strong results for the second quarter and first half of 2022 demonstrate the continued execution of our strategy to grow our cloud business and scale our SaaS revenue base,” said Qumu President and CEO Rose Bentley. “Highlighting our success in Q2 was a 10% increase in both SaaS revenue and SaaS ARR, putting us well on track to achieve our SaaS growth targets for 2022 and 2023. Our cloud transformation initiatives and increased SaaS contributions also helped produce a robust gross margin of 75.4% in Q2, a level we expect to build on as SaaS becomes a greater portion of our overall topline.”

Qumu CFO Tom Krueger commented: “Qumu’s improving financial performance and strong SaaS KPIs reflect the increasing success and momentum of our partner-led sales strategy as well as our current customers growing their investment. In fact, in Q2 we added new customers at twice the rate of Q1 and more than 80% of new bookings in the first half of 2022 were sourced or influenced by our partners. Additionally, over the last 12 months, our customers have added 51% more authorized users to our platform, and we have seen an increase of asynchronous video views increase by over 30%. The growing investment from our customers is exemplified by our average annual contract value increasing by 474% in the first half of 2022. Triple-digit growth in contract size demonstrates our ability to deliver greater value through additional use cases when we acquire new customers. As we continue to grow our cloud business, build our partner ecosystem, and further transition to a purely subscription-based model, we expect our financial performance to improve throughout 2022 and beyond.”
Bentley continued: “Overall, Qumu’s transformation is well underway, and our past investments are yielding strong returns. Our business is optimized and now hitting its stride. Our plan is supported by a solid cash position and available resources that provide sufficient runway to execute our growth strategy. We entered Q3 with a record pipeline of opportunities that we are converting at an escalating pace. Our partner-led sales strategy is gaining momentum and creating repeatable sales motions that give us confidence in our ability to secure a record number of new logos in 2022.
“Looking ahead we continue to expect our SaaS recurring revenue as a percentage of our total recurring revenue to be at least 65% by the end of 2022 and 75% by the end of 2023. We also continue to expect to crossover to cash flow breakeven in 2023. We remain confident Qumu will emerge as a 100% subscription company operating at scale, benefiting from high-margin recurring revenues, growing cash flow and adjusted EBITDA and net income profitability.”
Second Quarter 2022 Financial Results
Revenue for Q2 2022 was $5.1 million, compared to $4.9 million in Q1 2022 and $5.9 million in Q2 2021. The year-over-year decrease was due to the company’s strategic shift away from perpetual license sales, and the related maintenance revenue, and toward SaaS sales.
Service revenue for Q2 2022 was $4.9 million, compared to $4.8 million in Q1 2022 and $5.7 million in Q2 2021. The year-over-year decrease resulted from customer contracts sunsetting, which impacted maintenance revenue associated with the company’s on-premise solution. Subscription and support revenue, which is included in service revenue and comprises the company's SaaS revenue, was $2.8 million for Q2 2022, compared to $2.7 million in Q1 2022 and $2.5 million in Q2 2021. The company expects subscription revenue will continue to grow as Qumu executes on its cloud transformation strategy.
Gross margin in Q2 2022 was 75.4%, compared to gross margin of 71.5% for Q1 2022 and 73.6% for Q2 2021. The gross margin percentage improved due primarily to better margins on SaaS revenue recognized in Q2 2022 compared to Q1 2022 and to a higher percentage of SaaS revenue contributing to the overall sales mix compared to Q2 2021.
Net loss in Q2 2022 totaled $(2.6) million, or $(0.15) loss per basic and diluted share. This compares to net loss of $(4.6) million, or $(0.26) loss per basic and diluted share, for Q1 2022 and net loss of $(4.3) million, or $(0.24) loss per basic share and $(0.30) loss per diluted share, in Q2 2021.
Adjusted EBITDA loss, a non-GAAP measure, in Q2 2022 was $(3.1) million, compared to $(4.1) million in Q1 2022 and $(4.5) million in Q2 2021.
As of June 30, 2022, the company had cash and cash equivalents of $6.4 million.

Business Outlook
Qumu provides guidance based on current market conditions and expectations. The company emphasizes that its guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the company’s strategic plan, transition to SaaS recurring revenue through channel partners, and the COVID-19 pandemic, such as trends in distributed remote and hybrid work impacting enterprise technology adoption and procurement.
To give insight into the progress of Qumu’s SaaS business transformation, the company provides a business outlook based on the percentage of recurring revenue comprised of SaaS revenue. Qumu’s management reiterated its expectation that SaaS recurring revenue will comprise approximately 65% of its overall recurring revenue mix by the end of 2022, with targeted growth to approximately 75% of recurring revenue mix by the end of 2023.
Conference Call
Qumu executive management will host a conference call today (August 10, 2022) at 4:30 p.m. Eastern time. Register here to join the conference call:
https://register.vevent.com/register/BIb213b80569034b4e953e038a9d64a33f.
Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website at https://ir.qumu.com. The webcast will be archived on Qumu’s website for one year.
Non-GAAP Information
To supplement the company's condensed consolidated financial statements presented on a GAAP basis, the company uses Adjusted EBITDA, a non-GAAP measure, which excludes certain items from net loss, a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of derivative and warrant liabilities, foreign currency gains and losses, Employee Retention Credit income and other non-operating income and expenses.
The company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance. The company believes that Adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company's results of operations from the same perspective as management and the company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.
See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to Adjusted EBITDA, a non-GAAP measure, for the three and six months ended June 30, 2022 and 2021.
About Qumu
Qumu (Nasdaq: QUMU) is a leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. The Qumu Cloud platform enables global organizations to drive human engagement, increase access to and insights from video use, and modernize the workplace by providing a more efficient and effective way to share knowledge.
Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the success of go-to-market strategies or the other initiatives in the company’s strategic plan, the company's ability to continue as a going concern, the expected use and adoption of video in the enterprise, the ability to obtain additional capital as needed, the ability to attract and retain necessary personnel, the impact of COVID-19 on the use and adoption of video in the enterprise, the company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, or the demand for the company’s products or software. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other factors set forth in the company’s filings with the Securities and Exchange Commission.
The forward-looking statements in this press release speak only as of the date of this press release. Except as required by law, Qumu assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.
Company Contact:
Tom Krueger
Chief Financial Officer
Qumu Corporation
Tom.Krueger@qumu.com
+1.612.638.9100

Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Software licenses and appliances	$278	$138	$389	$246
Service	4,853	5,729	9,682	11,441
Total revenues	5,131	5,867	10,071	11,687
Cost of revenues:
Software licenses and appliances	48	63	79	127
Service	1,212	1,486	2,591	2,989
Total cost of revenues	1,260	1,549	2,670	3,116
Gross profit	3,871	4,318	7,401	8,571
Operating expenses:
Research and development	1,930	2,184	3,755	4,214
Sales and marketing	2,687	5,173	6,495	9,649
General and administrative	2,251	2,142	4,694	4,669
Amortization of purchased intangibles	153	163	309	325
Total operating expenses	7,021	9,662	15,253	18,857
Operating loss	(3,150)	(5,344)	(7,852)	(10,286)
Other income (expense):
Employee Retention Credit income	649	—	649	—
Interest expense, net	(39)	(15)	(109)	(69)
Decrease in fair value of derivative liability	—	—	—	37
Decrease in fair value of warrant liability	51	1,018	117	1,375
Other, net	(156)	(89)	(184)	(27)
Total other income (expense), net	505	914	473	1,316
Loss before income taxes	(2,645)	(4,430)	(7,379)	(8,970)
Income tax benefit	(23)	(109)	(117)	(199)
Net loss	$(2,622)	$(4,321)	$(7,262)	$(8,771)

Net loss per share – basic:
Net loss per share – basic	$(0.15)	$(0.24)	$(0.40)	$(0.51)
Weighted average shares outstanding – basic	18,072	17,741	18,042	17,096
Net loss per share – diluted:
Loss attributable to common shareholders	$(2,622)	$(5,339)	$(7,262)	$(10,146)
Net loss per share – diluted	$(0.15)	$(0.30)	$(0.40)	$(0.59)
Weighted average shares outstanding – diluted	18,072	17,899	18,042	17,299

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	June 30,	December 31,
Assets	2022	2021
Current assets:
Cash and cash equivalents	$6,435	$20,563
Receivables, net	3,467	3,709
Contract assets	676	446
Income taxes receivable	658	556
Other receivable	649	—
Prepaid expenses and other current assets	2,094	2,184
Total current assets	13,979	27,458
Property and equipment, net	222	337
Right of use assets – operating leases	45	146
Intangible assets, net	1,049	1,388
Goodwill	6,639	7,388
Deferred income taxes, non-current	17	17
Other assets, non-current	320	362
Total assets	$22,271	$37,096
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$3,521	$2,742
Accrued compensation	1,380	1,725
Deferred revenue	9,604	10,862
Operating lease liabilities	192	597
Financing obligations	152	5,502
Warrant liability	684	801
Total current liabilities	15,533	22,229
Long-term liabilities:
Deferred revenue, non-current	1,102	1,507
Income taxes payable, non-current	641	630
Operating lease liabilities, non-current	—	21
Financing obligations, non-current	87	113
Total long-term liabilities	1,830	2,271
Total liabilities	17,363	24,500
Stockholders’ equity:
Common stock	179	178
Additional paid-in capital	105,785	105,655
Accumulated deficit	(97,955)	(90,693)
Accumulated other comprehensive loss	(3,101)	(2,544)
Total stockholders’ equity	4,908	12,596
Total liabilities and stockholders’ equity	$22,271	$37,096

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net loss	$(7,262)	$(8,771)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	427	492
Loss on disposal of property and equipment	—	3
Stock-based compensation	150	1,155
Accretion of debt discount and issuance costs	27	33
Decrease in fair value of derivative liability	—	(37)
Decrease in fair value of warrant liability	(117)	(1,375)
Changes in operating assets and liabilities:
Receivables	138	1,802
Contract assets	(230)	238
Income taxes receivable / payable	(152)	221
Other receivable	(649)	—
Prepaid expenses and other assets	151	(105)
Accounts payable and other accrued liabilities	658	(242)
Accrued compensation	(322)	(1,305)
Deferred revenue	(1,360)	(3,724)
Net cash used in operating activities	(8,541)	(11,615)
Investing activities:
Purchases of property and equipment	(8)	(216)
Net cash used in investing activities	(8)	(216)
Financing activities:
Principal payments on line of credit	(5,000)	(1,840)
Proceeds from line of credit	—	1,840
Principal payments on term loan	—	(1,833)
Payment for line of credit issuance costs	(86)	—
Principal payments on financing obligations	(376)	(219)
Net proceeds from common stock issuance	—	23,085
Proceeds from issuance of common stock under employee stock plans	—	226
Common stock repurchases to settle employee withholding liability	(19)	(6)
Net cash provided by (used in) financing activities	(5,481)	21,253
Effect of exchange rate changes on cash	(98)	28
Net increase (decrease) in cash and cash equivalents	(14,128)	9,450
Cash and cash equivalents, beginning of period	20,563	11,878
Cash and cash equivalents, end of period	$6,435	$21,328

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Software licenses and appliances	$278	$138	$389	$246
Service
Subscription and support	2,764	2,512	5,419	4,827
Maintenance and support	1,769	2,570	3,562	5,234
Subscription, maintenance and support	4,533	5,082	8,981	10,061
Professional services and other	320	647	701	1,380
Total service	4,853	5,729	9,682	11,441
Total revenue	$5,131	$5,867	$10,071	$11,687

A reconciliation from GAAP results to Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(2,622)	$(4,321)	$(7,262)	$(8,771)
Interest expense, net	39	15	109	69
Income tax benefit	(23)	(109)	(117)	(199)
Depreciation and amortization expense:
Depreciation and amortization in operating expenses	58	59	118	113
Total depreciation and amortization expense	58	59	118	113
Amortization of intangibles included in cost of revenues	—	27	—	54
Amortization of intangibles included in operating expenses	153	163	309	325
Total amortization of intangibles expense	153	190	309	379
Total depreciation and amortization expense	211	249	427	492
EBITDA	(2,395)	(4,166)	(6,843)	(8,409)
Employee Retention Credit income	(649)	—	(649)	—
Decrease in fair value of derivative liability	—	—	—	(37)
Decrease in fair value of warrant liability	(51)	(1,018)	(117)	(1,375)
Other expense (income), net	156	89	184	27
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	17	17	36	32
Stock-based compensation included in operating expenses	(223)	549	114	1,123
Total stock-based compensation expense	(206)	566	150	1,155
Adjusted EBITDA	$(3,145)	$(4,529)	$(7,275)	$(8,639)